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                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT


         This Amendment is made as of October 1, 1997, between ESC Strategic Funds, Inc. (the "Company") and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Administrator"). The parties hereby amend the Administration Agreement (the "Agreement") between the Company and the Administrator, dated as of October 1, 1996, as set forth below.

         WHEREAS, the parties hereto wish to modify the portion of Schedule A to the Agreement entitled "Term" by extending the initial term set forth therein.

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

         2. Schedule A to the Agreement shall be amended by replacing the first sentence of the first paragraph of the section entitled "Term" with the following:

                           The initial term of this Agreement (the "Initial Term") shall be for a period commencing on the date this Agreement is executed by both parties and ending on September 30, 1999.

         3. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         4. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                              ESC STRATEGIC FUNDS, INC


                                              By:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------



                                              BISYS FUND SERVICES
                                              LIMITED PARTNERSHIP

                                              By: BISYS Fund Services, Inc.,
                                                  General Partner


                                              By:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------



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